                                                                    EXHIBIT 21.1

                          DURACELL INTERNATIONAL INC.

                        ACTIVE SUBSIDIARIES AND BRANCHES

                                    NAME                                      STATE/COUNTRY
- --------------------------------------------------------------------------------------------
Duracell Canada Inc.                                                         Canada
Duraname Corp.                                                               USA (Delaware)
Duracell Danmark A/S                                                         Denmark
  Duracell Finland OY                                                        Finland
Duracell Batteries Limited                                                   United Kingdom
     Duracell (1993) Limited                                                 United Kingdom
     Duracell UK Pension Plan Trustees Limited                               United Kingdom
Duracell SpA                                                                 Italy
     SpA Superpila                                                           Italy
       Pile Superpila SRL                                                    Italy
          Tudor Hellesens Svenska AB                                         Sweden
Duracell SARL                                                                France
  Duracell France SNC                                                        France
NV Duracell Belgium SA                                                       Belgium
  NV Duracell Batteries SA                                                   Belgium
     SA Duracell Benelux NV                                                  Belgium
     NV PL Battery SA                                                        Belgium
       Taiwan Branch                                                         Taiwan
       Hong Kong Branch                                                      Hong Kong
     Duracell Batteries Sucursal en Espana (Branch)                          Spain
     ARO Moscow (Branch)                                                     Russia
Duracell Inc.                                                                USA (Delaware)
  Duracell International Corporation                                         USA (Delaware)
  PL Battery Inc.                                                            USA (Delaware)
  Duracell High Power Inc.                                                   USA (Delaware)
  Duracell GmbH                                                              Germany
  Duracell Nederland BV                                                      Netherlands
  Duracell Hellesens Inc.                                                    Switzerland
  Duracell Asia Limited                                                      Hong Kong
     Taiwan Branch                                                           Taiwan
     Hong Kong Branch                                                        Hong Kong
     Korean Branch                                                           Korea
  Duracell (SEA) Pte. Limited                                                Singapore
  Duracell Battery Japan Ltd.                                                Japan
  Duracell Mideast and Africa LLC                                            Dubai
  Duracell New Zealand Limited                                               New Zealand
  Duracell Australia Pty. Limited                                            Australia
  Duracell Caribbean, Inc.                                                   Puerto Rico
  Duracell SA de CV                                                          Mexico
  Duracell do Brazil Industria E Comercio Ltda.                              Brazil
  Duracell Argentina SA                                                      Argentina
  Duracell Chile Sociedad Comercial Limitada                                 Chile

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
                                    NAME                                      STATE/COUNTRY
- --------------------------------------------------------------------------------------------
  Duracell Colombia Ltda.                                                    Colombia
  Duracellven CA                                                             Venezuela
  Daimon-Duracell (Pilhas) Limitada                                          Portugal
  Duracell Norge A/S                                                         Norway
  Duracell International GmbH                                                Austria
  Duracell Svenska NV                                                        Sweden
  Duracell International KFT                                                 Hungary
  Duracell International Spol. s.r.o.                                        Czech Republic
  Duracell Poland S. P. Zoo                                                  Poland
  Duracell (China) Limited                                                   China
  Duracell Mauritius                                                         Mauritius
     Duracell India Private Limited                                          India
  Duracell Atlantic, Inc.                                                    USA (Delaware)
     Duracell South Africa (Branch)                                          South Africa
     Duracell Morocco (Branch)                                               Morocco
     Duracell Caribbean (Branch)                                             Puerto Rico
  Duracell (Malaysia) SDN BHD                                                Malaysia
  Duracell Thailand Ltd.                                                     Thailand
  Duracell Korea Limited                                                     Korea
  Eveready South Africa (Proprietary) Limited                                South Africa
                                                                             Isle of
     Guernsey Branch                                                         Guernsey
  ESA Enterprises SA                                                         Panama
                                                                             Isle of
     Guernsey Branch                                                         Guernsey
     South African Branch                                                    South Africa

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